UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	April 6, 2006

EGL, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

000-27288 76-0094895
(Commission File Number) (IRS Employer Identification No.)

15350 Vickery Drive, Houston, Texas 77032
(Address of Principal Executive Offices) (Zip Code)

(281) 618-3100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 6, 2006, the Compensation Committee of the Board of Directors of EGL, Inc., a Texas corporation (the “Company”), adopted the Company’s 2006 Incentive Bonus Plan for Executive Management Employees (the “Incentive Plan”).  Under the Incentive Plan, the Company’s corporate and field management employees are eligible to receive annual bonus awards payable in cash.  Certain amounts of the awards under the Incentive Plan are based on achievement of financial goals by the Company, and achievement of personal goals as set by Company’s Chief Executive Officer with guidance from the Compensation Committee of the Board of Directors.  The Compensation Committee, based on recommendations of management, establishes specific target amounts for participants under the Incentive Plan.  A copy of the Form of 2006 Incentive Bonus Plan for Executive Management Employees is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(c)

Exhibits

99.1

Form of 2006 Incentive Bonus Plan for Executive Management Employees

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2006

EGL, INC.

By:  /s/ Dana A. Carabin

Dana A. Carabin

Secretary

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